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                                                     EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT


Lone Star Energy Plant Operations, Inc.

We consent to the incorporation by reference in Registration Statement No. 333-13241 on Form S-4 of our report dated March 25, 1997, appearing in this Annual Report on Form 10-K of Lone Star Energy Plant Operations, Inc. for the year ended December 31, 1996.

DELOITTE & TOUCHE LLP
Dallas, Texas
March 27, 1997